SUB-ITEM 77Q1(a)

                                 AMENDMENT NO. 3
                             TO AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST OF
                                 AIM SUMMIT FUND

      This Amendment No. 3 to the Amended and Restated Agreement and Declaration of Trust of AIM Summit Fund (this "Amendment") amends, effective June 30, 2005, the Amended and Restated Agreement and Declaration of Trust of AIM Summit Fund (the "Trust"), dated as of May 15, 2002, as amended (the "Agreement").

      Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

      WHEREAS, the Trust desires to create Class A Shares, Class B Shares and Class C Shares and re-designate its existing shares as Class P Shares;

      NOW, THEREFORE, the Agreement is hereby amended as follows:

      1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

      2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

      3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of June 30, 2005.

                                                  By: /s/ Robert H. Graham
                                                      --------------------------

                                                  Name: Robert H. Graham

                                                  Title: President

                          EXHIBIT 1 TO AMENDMENT NO. 3
                                       TO
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                               OF AIM SUMMIT FUND

                                   "SCHEDULE A

                                 AIM SUMMIT FUND
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                        CLASSES OF EACH PORTFOLIO
---------                        -------------------------
AIM Summit Fund                  Class A Shares
                                 Class B Shares
                                 Class C Shares
                                 Class P Shares"